SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant   [X]
Filed by a Party other than the Registrant   [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement
[ ] Confidential, For Use of the Commission only (as permitted by Rule
    14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Under 14a-12


                           OCWEN FINANCIAL CORPORATION
              ----------------------------------------------------
              (Name of the Registrant as Specified in its Charter)


      --------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No Fee Required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      --------------------------------------------------------------------------
      2)  Aggregate number of securities to which the transaction applies;

      --------------------------------------------------------------------------
      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

      --------------------------------------------------------------------------
      4)  Proposed maximum aggregate value of transaction:

      --------------------------------------------------------------------------
      5)  Total fee paid:

      --------------------------------------------------------------------------
      [ ] Fee paid previously with preliminary materials.
      [ ] Check box if any part of the fee is offset as provided by Exchange
          Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      1)  Amount Previously Paid:

      --------------------------------------------------------------------------
      2)  Form, Schedule or Registration Statement No.:

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      3)  Filing Party:

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      4)  Date Filed:

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

                                 [LOGO OF OCWEN]

                                    O C W E N




                                       March 29, 2002

Dear Fellow Shareholder:

     On behalf of the Board of Directors I cordially invite you to attend the Annual Meeting of Shareholders of Ocwen Financial Corporation, which will be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Thursday, May 16, 2002 at 9:00 a.m., Eastern Time. The matters to be considered by shareholders at the Annual Meeting are described in detail in the accompanying materials.

     It is very important that you be represented at the Annual Meeting regardless of the number of shares you own or whether you are able to attend the Annual Meeting in person. Let me urge you to mark, sign and date your proxy card today and return it in the envelope provided, even if you plan to attend the Annual Meeting. This will not prevent you from voting in person, but will ensure that your vote is counted if you are unable to attend.

     Your continued support of and interest in Ocwen Financial Corporation are sincerely appreciated.

                                            Sincerely,



                                            /s/ WILLIAM C. ERBEY
                                            ------------------------------------
                                            William C. Erbey
                                            Chairman and Chief Executive Officer

                           OCWEN FINANCIAL CORPORATION
                         1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401

                          ----------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           To Be Held On May 16, 2002

                          ----------------------------

     NOTICE IS HEREBY GIVEN, that the Annual Meeting of Shareholders of Ocwen Financial Corporation (the "Company") will be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Thursday, May 16, 2002 at 9:00 a.m., Eastern Time, for the following purposes:

          1. To elect four directors for a one-year term and until their successors are elected and qualified;

          2. To ratify the appointment by the Board of Directors of PricewaterhouseCoopers LLP as the independent auditor of the Company for the fiscal year ending December 31, 2002; and

          3. To transact such other business as may properly come before the meeting and any adjournment thereof. Management is not aware of any such other business.

     The Board of Directors has fixed March 15, 2002 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof. Only shareholders of record at the close of business on that date will be entitled to vote at the Annual Meeting or any adjournment thereof.

                                            By Order Of The Board Of Directors,



                                            /s/ JOHN R. ERBEY
                                            ------------------------------------
                                            John R. Erbey
                                            Secretary

West Palm Beach, Florida
March 29, 2002

                           OCWEN FINANCIAL CORPORATION

                          ----------------------------

                                 PROXY STATEMENT

                          ----------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

     This Proxy Statement is being furnished to holders of the common stock, par value $.01 per share (the "Common Stock"), of Ocwen Financial Corporation, a Florida corporation (the "Company"). Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders (the "Annual Meeting") to be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, on Thursday, May 16, 2002 at 9:00 a.m., Eastern Time, and at any adjournment thereof, for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement and the accompanying proxy card (the "Proxy") are first being mailed to shareholders on or about March 29, 2002.

     The Proxy solicited hereby, if properly signed and returned to the Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each Proxy received will be voted: (i) for each of the nominees for director described herein; (ii) for ratification of the appointment of PricewaterhouseCoopers LLP as the independent auditor for 2002; and (iii) upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a Proxy has the power to revoke it at any time before it is exercised by: (i) filing written notice thereof with the Secretary of the Company (John R. Erbey, Secretary, Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401); (ii) submitting a properly executed Proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                                     VOTING

     Only holders of record of Common Stock at the close of business on March 15, 2002 (the "Voting Record Date") will be entitled to vote at the Annual Meeting or any adjournment thereof. On the Voting Record Date, there were 67,308,502 shares of Common Stock issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented thereat.

     Assuming the presence of a quorum, the four persons receiving the greatest number of votes of the Common Stock cast at the Annual Meeting by the holders of stock entitled to vote shall be elected as directors of the Company. Assuming the presence of a quorum, the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent auditor for 2002 and any other matter properly submitted to shareholders for their consideration at the Annual Meeting (other than the election of directors) shall be approved if the votes cast by the holders of the shares represented at the Annual Meeting and entitled to vote on the subject matter favoring the action exceed the votes cast opposing the action.

     With regard to the election of directors, shareholders may vote in favor of or withhold authority to vote for one or more nominees for director. Votes that are withheld and broker non-votes in connection with the election of one or more nominees for director will not be counted as votes cast for such individuals and accordingly will have no effect. Abstentions may be specified on all other proposals. Abstentions and broker non-votes will not be counted in determining the votes cast in connection with the proposal to ratify the appointment of the Company's independent auditor and thus will have no effect on such proposal.

     The presence at the Annual Meeting of a majority of the votes entitled to be cast, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

                              ELECTION OF DIRECTORS
                                 (Proposal One)

     The Company's Bylaws provide that the Board of Directors of the Company shall be comprised of between three and seven members, with the exact number to be fixed by the Board of Directors. Directors are elected annually and hold office until the earlier of the election and qualification of their successors or their resignation and removal.

     On March 14, 2002, Mr. Howard H. Simon resigned from the Board of Directors of the Company and the Bank, effective immediately. Mr. Simon has indicated to the Company that his resignation is not the result of any disagreement with the Company regarding its financial or other policies, practices or operations.

     The Board of Directors met on March 19, 2002 and, pursuant to the Bylaws of the Company, adopted a resolution fixing the number of directors at four. In accordance with the Bylaws of the Company and the Charter of the Audit Committee, the Board of Directors also appointed Mr. Barry N. Wish to the Audit Committee and designated Mr. W.C. Martin Chairman of the Audit Committee on that date. Messrs. Martin and Wish assumed their duties and completed the necessary functions required by the Audit Committee Charter with the participation and concurrence of Mr. Lewis, the third member of the Audit Committee.

     For these reasons, the Company will propose only four directors for election at the Annual Meeting. Each of the four persons standing for election at the Annual Meeting is currently a director of the Company. There are no arrangements or understandings between any nominee for director and any other person pursuant to which such person was selected as a nominee. No director is related to any other director or executive officer of the Company by blood, marriage or adoption.

     If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the person or persons appointed as proxies will nominate and vote for a replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the nominees listed below would not be able to serve as director if elected.

Nominees for Director

     The following table sets forth certain information concerning the directors of the Company.

                                                                        Director
     Name                                                    Age(1)      since
     ----                                                    ------     --------
     William C. Erbey...................................       52         1988
     Hon. Thomas F. Lewis...............................       77         1997
     W.C. Martin........................................       53         1996
     Barry N. Wish......................................       60         1988

------------

(1)  As of March 15, 2002.

     The principal occupation for the last five years of each director of the Company, as well as some other information, is set forth below.

     William C. Erbey. Mr. Erbey has served as the Chairman of the Board of Directors of the Company since September 1996, as the Chief Executive Officer of the Company since January 1988 and served as the Chief Investment Officer of the Company from January 1992 to August 1999 and the President of the Company from January 1988 to May 1998. Mr. Erbey has served as the Chairman of the Board of Directors of the Ocwen Federal Bank FSB (the "Bank") since February 1988 and as the Chief Executive Officer of the Bank since June 1990. He also serves as a director and officer of many subsidiaries of the Company. From 1983 to 1995, Mr. Erbey served as a Managing General Partner of The Oxford Financial Group ("Oxford"), a private investment partnership that was the predecessor of the Company. From 1975 to 1983, Mr. Erbey served at General Electric Capital Corporation ("GECC") in various capacities, most recently as the President and Chief Operating Officer of General Electric Mortgage Insurance Corporation. Mr. Erbey also served as the Program General Manager of GECC's Commercial Financial

Services Department and as the President of Acquisition Funding Corporation. He holds a Bachelor of Arts in Economics from Allegheny College and received a Master of Business Administration from Harvard University.

     Hon. Thomas F. Lewis. Mr. Lewis has served as a director of the Company and of the Bank since May 1997. Mr. Lewis served as a United States Congressman, representing the 12th District of Florida from 1983 to 1995. He served in the House and Senate of the Florida State Legislature at various times. Mr. Lewis is a principal of Lewis Properties. He is also a member of the Economic Council of Palm Beach County. Mr. Lewis formerly served as a United States delegate to the North Atlantic Treaty Organization and as a member of the President's Advisory Commission on Global Trade Policies. He attended the University of Florida and holds an Associate's Degree from Palm Beach Junior College, a Certificate in Engineering from the Massachusetts Institute of Technology and honorary doctorates from the Florida Institute of Technology and Nova University.

     W.C. Martin. Mr. Martin has served as a director of the Company since July 1996 and of the Bank since August 1996. Since 1982, Mr. Martin has been associated with Holding Capital Group ("HCG") and has been engaged in the acquisition and turnaround of businesses in a broad variety of industries. Since March 1993, Mr. Martin also has served as President and Chief Executive Officer of SV Microwave, a company he formed along with other HCG investors to acquire the assets of the former Microwave Division of Solitron Devices, Inc. In 1998, Mr. Martin became CEO of HCG Technologies, Inc. ("HCGT"), a holding company formed by him and HCG to acquire, fund or start technology companies. In 1999, he became CEO of SV Microwave Components Group, Inc., a newly formed subsidiary of HCGT engaged in the design, production and sale of passive microwave devices. Prior to 1982, Mr. Martin was a Manager in Touche Ross & Company's Management Consulting Division, and prior to that he held positions in financial management with Chrysler Corporation. Mr. Martin holds a Bachelor of Science in Industrial Management from LaSalle University and received a Masters of Business Administration from the University of Notre Dame.

     Barry N. Wish. Mr. Wish has served as Chairman Emeritus of the Board of Directors of the Company since September 1996, and he previously served as Chairman of the Board of the Company from January 1988 to September 1996. Mr. Wish has served as a director of the Bank since February 1988. From 1983 to 1995, he served as a Managing General Partner of The Oxford Financial Group, which he founded. From 1979 to 1983, he was a Managing General Partner of Walsh, Greenwood, Wish & Co., a member firm of the New York Stock Exchange. Prior to founding that firm, Mr. Wish was a Vice President and shareholder of Kidder, Peabody & Co., Inc. He is a graduate of Bowdoin College.

     The Board of Directors unanimously recommends that shareholders vote FOR each of the nominees for director.


              MEETINGS OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

     The Board of Directors of the Company held six meetings during 2001. No director of the Company attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors held during 2001 and the total number of meetings held by all committees thereof on which he served during the period.

     The Board of Directors of the Company has established an Executive Committee, an Audit Committee and a Nominating and Compensation Committee. A brief description of these Committees is set forth below.

     The Executive Committee is generally responsible to act on behalf of the Board of Directors during the intervals between meetings of the Board of Directors. Currently, the members of this Committee are Directors Erbey (Chairman) and Wish. This Committee met 16 times during 2001.

     The Audit Committee of the Board of Directors reviews and advises the Board of Directors with respect to reports by the Company's independent auditor and monitors the Company's compliance with laws and regulations applicable to the Company's operations including the evaluation of significant matters relating to the financial reporting process and system of internal accounting controls of the Company and the review of the scope and results of the annual audit conducted by the independent auditor. Currently, the members of the Audit Committee are Directors Martin (Chairman), Lewis and Wish. Mr. Simon served as Chairman of the Audit Committee through the date of his resignation. Each member of the Audit Committee is independent as defined in the listing standards of the New York Stock Exchange, on which the Company's common stock is listed. This Committee met six times during 2001.

     The Nominating and Compensation Committee evaluates and makes recommendations to the Board of Directors for the election of directors, as well as handles personnel and compensation matters relating to the executive officers of the Company. The Nominating and Compensation Committee will consider nominees for director recommended by shareholders, but has not adopted any procedures to be followed by shareholders in submitting such recommendations. Currently, the members of the Nominating and Compensation Committee are Directors Martin (Chairman) and Lewis. Mr. Simon served as a member of this Committee through the date of his resignation. This Committee met three times during 2001.


                         BOARD OF DIRECTORS COMPENSATION

     Pursuant to a Directors Stock Plan adopted by the Board of Directors and shareholders of the Company in July 1996, the Company compensated directors during 2001 by delivering to each a total annual value of $16,000 payable in shares of Common Stock (which may be prorated for a director serving less than a full one-year term, as in the case of a director joining the Board of Directors after an annual meeting of shareholders), subject to review and adjustment by the Board of Directors from time to time. For 2002, the Company will compensate directors by delivering to each a total annual value of $16,000, payable in the same manner. Such payment is made after the annual organizational meeting of the Board of Directors which follows the annual meeting of shareholders of the Company. An additional annual fee payable in shares of Common Stock, which currently amounts to $2,000, subject to review and adjustment by the Board of Directors from time to time, is paid to committee chairs after the annual organizational meeting of the Board of Directors. During 2001, an aggregate of 8,795 shares of Common Stock was granted to the five directors of the Company, including the shares received by the three committee chairs.

     The number of shares issued pursuant to the Directors Stock Plan is based on the "fair market value" of the Common Stock on the date of grant. The term "fair market value" is defined in the Directors Stock Plan to mean the average of the high and low prices of the Common Stock as reported on the New York Stock Exchange on the relevant date.

     Shares issued pursuant to the Directors Stock Plan, other than the committee chair fee shares, are subject to forfeiture during the 12 full calendar months following election or appointment to the Board of Directors or a committee thereof if the director does not attend an aggregate of at least 75% of all meetings of the Board of Directors and committees thereof of which he is a member during such period.

     Each of the members of the Board of Directors of the Company also serves on the Board of Directors of the Bank. During 2001, the Bank compensated its directors by delivering to each a total annual value of $10,000 in cash, paid in equal quarterly installments in arrears, in respect of their service on the Bank's Board of Directors. An additional annual payment of $2,000 in cash, paid in equal quarterly installments in arrears, was paid to committee chairs. During 2001, an aggregate of $44,000 in cash was paid to four directors of the Company in respect of their service as members of the Board of Directors of the Bank, including as chairman of the committees of the Bank's Board of Directors.

                    EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

     The following table sets forth certain information with respect to each person who currently serves as an executive officer of the Company but does not serve on the Company's Board of Directors. Executive officers of the Company are elected annually by the Board of Directors and generally serve at the discretion of the Board. There are no arrangements or understandings between the Company and any person pursuant to which such person was elected as an executive officer of the Company. No director or executive officer is related to any other director or executive officer of the Company or any of its subsidiaries by blood, marriage or adoption.

     Name                                 Age(1)     Position
     ----                                 ------     --------

     Ronald M. Faris......................  39       President
     Robert J. Leist, Jr..................  52       Vice President and Chief Accounting Officer

     Arthur D. Ringwald...................  56       President and Chief Executive Officer,
                                                     Ocwen Technology Xchange, Inc.

     Mark S. Zeidman......................  50       Senior Vice President and Chief
                                                     Financial Officer


(1)  As of March 15, 2002.

     The background for the last five years of each executive officer of the Company who is not a director, as well as certain other information, is set forth below.

     Ronald M. Faris. Mr. Faris has served as President of the Company and the Bank since March 1, 2001. Mr. Faris served as Executive Vice President of the Company and the Bank from May 1998 to March 2001, as a Senior Vice President of the Bank from May 1997 to May 1998 and Vice President and Chief Accounting Officer of the Company from June 1995 to May 1997 and of the Bank from July 1994 to May 1997. From March 1991 to July 1994 he served as Controller for a subsidiary of the Company. From 1986 to 1991, Mr. Faris was a Vice President with Kidder, Peabody & Co., Inc., and from 1984 to 1986 worked in the General Audit Department of PricewaterhouseCoopers LLP. He holds a Bachelor of Science from Pennsylvania State University.

     Robert J. Leist, Jr. Mr. Leist has served as Vice President and Chief Accounting Officer of the Company and the Bank since his employment in March 1999. From March 1987 until March 1999 he was employed at J.P. Morgan & Co., Incorporated, most recently as a Vice President. Prior to 1987 he held positions with Brylane, Inc. and Arthur Andersen & Co. Mr. Leist holds a Bachelor of Arts from Boston College, attended New York University for a Master of Business Administration, and is a Certified Public Accountant.

     Arthur D. Ringwald. Mr. Ringwald has served as President and Chief Executive Officer of Ocwen Technology Xchange, Inc. since April 2001. Prior to that, Mr. Ringwald served as President and Chief Executive Officer of Ellie Mae, a technology solutions provider to the mortgage brokerage industry. From 1993 to 2000, Mr. Ringwald served as Group Executive Vice President at Bank of America responsible for residential and secondary mortgage lending. Mr. Ringwald was Executive Vice President with the Sears Mortgage Corporation from 1989 until 1993. Mr. Ringwald holds a Bachelor of Science degree from Michigan State University and an MBA from the University of Detroit. Mr. Ringwald has also served on the Harvard Center for Joint Housing Studies Advisory Board, The Consumer Mortgage Coalition, The National Association of Home Builders Housing Finance Roundtable, The Fannie Mae National Advisory Counsel and a variety of other real estate finance related boards.

     Mark S. Zeidman. Mr. Zeidman has served as Senior Vice President and Chief Financial Officer of the Company and the Bank since May 1997 and as Chief Investment Officer of the Company since August 1999. He also serves as an officer of many subsidiaries of the Company. From 1986 until May 1997, Mr. Zeidman was employed by Nomura Securities International, Inc., most recently as Managing Director. Prior to 1986, he held positions with Shearson Lehman Brothers and Coopers & Lybrand. He holds a Bachelor of Arts degree from the University of Pennsylvania and received a Master of International Affairs from Columbia University and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania. Mr. Zeidman is also a Certified Public Accountant.

                 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Beneficial Ownership of Common Stock

     The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of the date indicated by (i) each director and named executive officer of the Company, (ii) all directors and executive officers of the Company as a group and (iii) all persons known by the Company to own beneficially 5% or more of the outstanding Common Stock. The table is based upon information supplied to the Company by directors, officers and principal stockholders and filings under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                                                                   Shares Beneficially Owned as of
                                                                          March 15, 2002 (1)
                                                                   -------------------------------
     Name of Beneficial Owner                                         Amount(1)                      Percent
     ------------------------                                       --------------                   -------

     NewSouth Capital Management, Inc.
     1000 Ridgeway Loop Rd. - Suite 233
     Memphis, TN 38120 ..........................................    7,154,354(2)                     10.27%

     Directors and Named Executive Officers:
       William C. Erbey .........................................   19,147,410(3)                     27.49%
       Hon. Thomas F. Lewis .....................................       12,856(4)                       *
       W.C. Martin ..............................................       12,972(5)                       *
       Barry N. Wish ............................................    9,287,554(6)                     13.33%
       John R. Erbey ............................................    2,130,585(7)                      3.05%
       Ronald M. Faris ..........................................      195,631(8)                       *
       Robert E. Koe ............................................      165,929(9)                       *
       Robert J. Leist, Jr ......................................       10,635(10)                      *
       Arthur D. Ringwald .......................................       12,098                          *
       Mark S. Zeidman ..........................................       69,573(11)                      *

     All Directors and Executive Officers as a Group (10 persons)   31,045,243(12)                    44.56%

---------------

     *    Less than 1%.
     (1) For purposes of this table, pursuant to rules promulgated under the Exchange Act, an individual is considered to beneficially own any shares of Common Stock if he or she directly or indirectly has or shares: (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or direct the disposition of the shares. Unless otherwise indicated, an individual has sole voting power and sole investment power with respect to the indicated shares.
     (2) Based on information contained in a Schedule 13G/A filed with the Commission on February 13, 2002 by NewSouth Capital Management, Inc., an investment advisor that acquired the shares on behalf of its clients. Includes 6,339,854 shares as to which sole voting power is claimed, 88,500 shares as to which shared dispositive power is claimed and 7,065,854 shares as to which sole dispositive power is claimed.
     (3) Includes 13,125,885 shares held by FF Plaza Partners, a Delaware partnership of which the partners are William C. Erbey, his spouse, E. Elaine Erbey, and Delaware Permanent Corporation, a corporation wholly-owned by William C. Erbey. Mr. and Mrs. William C. Erbey share voting and dispositive power with respect to the shares owned by FF Plaza Partners. Also includes 5,409,704 shares held by Erbey Holding Corporation, a corporation wholly-owned by William C. Erbey. Also includes options to acquire 611,821 shares which were exercisable at or within 60 days of March 15, 2002. Included in the shares held by FF Plaza Partners are 7,862 shares held pursuant to the Directors Stock Plan.
     (4) Includes 1,100 shares held jointly with spouse. Also includes 5,328 shares held pursuant to the Directors Stock Plan.
     (5) Includes 5,110 shares held by the Martin & Associates Management Consultants, Inc. Defined Contribution Pension Plan & Trust. Also includes 7,862 shares held pursuant to the Directors Stock Plan.
     (6) Includes 8,728,305 shares held by Wishco, Inc., a corporation controlled by Barry N. Wish pursuant to his ownership of 93% of the common stock thereof; 351,940 shares held by B.N.W. Partners, a Delaware partnership of which the partners are Mr. Wish and B.N.W., Inc., a corporation wholly-owned by Mr. Wish; and 132,000 shares held by the Barry Wish Family Foundation, Inc., a charitable foundation of which Mr. Wish is a director. Also includes 6,652 shares held pursuant to the Directors Stock Plan.
     (7) Includes 1,577,030 shares held by John R. Erbey Family Limited Partnership, a Georgia limited partnership whose general partner is a corporation wholly-owned by John R. Erbey and whose limited partners consist of John R. Erbey, his spouse and children. Also includes options to acquire 539,005 shares of Common Stock which were exercisable at or within 60 days of March 15, 2002.
     (8) Includes 9,260 shares held jointly with spouse. Also includes options to acquire 176,951 shares of Common Stock which were exercisable at or within 60 days of March 15, 2002.
     (9) Includes 125,579 shares of Common Stock which were exercisable at or within 60 days of March 15, 2002. Mr. Koe resigned as Managing Director of the Company effective March 12, 2002.
     (10) Includes options to purchase 10,535 shares of Common Stock which were exercisable at or within 60 days of March 15, 2002.
     (11) Includes 442 shares held by his children. Also includes options to acquire 62,121 shares of Common Stock which were exercisable at or within 60 days of March 15, 2002.
     (12) Includes options to acquire an aggregate of 1,538,110 shares of Common Stock which were exercisable at or within 60 days of March 15, 2002.


Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than 10% of the Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file.

     To the Company's knowledge, based solely upon review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% shareholders were complied with during 2001.

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table discloses compensation received by the Company's chief executive officer and the five other most highly paid directors and executive officers of the Company for the years indicated.

                                 Annual Compensation                 Long-Term Compensation
                                 -------------------                 ----------------------
                                                                   Awards
                                                                   ------
                                                                         Number of
                                                          Restricted    Securities
                                                             Stock      Underlying        All Other
Name and Position            Year   Salary(1)  Bonus(2)     Awards     Options(#)(3)   Compensation(4)
-----------------            ----   ---------  --------     ------     -------------   ---------------

William C. Erbey             2001   $360,000   $351,000       --          141,475        $  2,940
Chairman of  the Board and   2000   $360,000   $345,938       --          197,537        $  3,400
Chief Executive Officer      1999   $360,000   $357,143       --           34,549        $  3,200

Ronald M. Faris              2001   $292,308   $297,673       --          319,981        $  2,973
President                    2000   $260,000   $266,906       --          152,409        $  3,400
                             1999   $259,385   $323,091       --           30,184        $  3,200

Arthur M. Ringwald           2001   $220,385   $262,577       --           60,491        $ 62,527(6)
President and CEO
Ocwen Technology Xchange

Mark S. Zeidman              2001   $355,000   $124,250       --           90,081        $  2,947
Senior  Vice President and   2000   $354,519   $128,688       --           73,483        $  3,400
Chief Financial Officer      1999   $329,539   $219,313       --            8,108        $ 70,393(8)

Robert E. Koe (9)            2001   $244,615   $165,051       --           66,526        $  7,248)
Managing Director

John R. Erbey (10)           2001   $320,000   $136,750       --           55,119        $  2,943
Secretary                    2000   $319,615   $276,000       --          157,602        $  3,400
                             1999   $300,000   $365,119       --           28,791        $  3,200


     (1)  Represents amounts paid in 2001.
     (2) For 2001, 2000 and 1999, consists of bonuses awarded pursuant to the Company's 1998 Annual Incentive Plan in the first quarter of the following year for services rendered in the years indicated.
     (3) Except as otherwise noted, consists of options granted pursuant to the Company's 1991 Non-Qualified Stock Option Plan, as amended (the "Stock Option Plan"). The 2001, 2000 and 1999 amounts consist of grants made as of the first quarter of the following year for services rendered in the years indicated.
     (4) Unless otherwise noted, consists of contributions by the Company pursuant to the Company's 401(k) Savings Plan.
     (5) Consists of options to purchase 119,981 shares of Common Stock granted pursuant to the Stock Option Plan and additional options to purchase 200,000 Shares of Common Stock granted to Mr. Faris.
     (6) Mr. Ringwald commenced his employment as President and Chief Executive Officer of Ocwen Technology Xchange on April 1, 2001. His annual salary is prorated for his period of employment in 2001. His other compensation represents reimbursed relocation expenses.
     (7) Consists of options to purchase 50,081 shares of Common Stock granted pursuant to the Stock Option Plan and additional options to purchase 40,000 shares of Common Stock granted to Mr. Zeidman.
     (8)  Includes $67,193 in reimbursed relocation expenses.
     (9) Mr. Koe commenced his employment as Managing Director with the Company on March 1, 2001. His annual salary is prorated for his period of employment in 2001. His other compensation includes reimbursed relocation expenses. Mr. Koe resigned from the Company effective March 12, 2002.
     (10) Prior to May 17, 2001, John R. Erbey served as an executive officer of the Company as Senior Managing Director and Secretary of Ocwen Financial Corporation and Chairman and Chief Executive Officer of Ocwen Technology Xchange. Mr. Erbey continues to serve as Secretary of Ocwen Financial Corporation and its subsidiaries.

          The Company has an employment agreement with Mr. Ringwald. This Agreement sets forth compensation, including base salary and minimum targets for annual bonus. The Agreement expires in 2006. The Company may terminate Mr. Ringwald's employment without "cause," as defined in the Agreement, and Mr. Ringwald may terminate his employment for any reason, including "good reason," as defined in the Agreement. Upon termination by the Company without "cause," or termination by the employee for "good reason," Mr. Ringwald is entitled to a lump sum cash payment of $750,000 and any amounts payable to Mr. Ringwald as of the date of termination. If such termination is after a "change in control," Mr. Ringwald shall receive a lump sum payment of the greater of (x) $750,000 or (y) the base salary and guaranteed bonus specified for the Employment Term, plus all accrued amounts and certain other benefits and compensation payable to Mr. Ringwald under any employee benefit or incentive compensation plans then in effect ( including the continuation of certain health, life, disability and pension benefits) through the end of the employment term. Mr. Ringwald's current annual salary is $300,000; this amount may not be reduced and will be increased on an annual basis commencing on the third anniversary of the Agreement by an amount equal to ratio of the CPI-Urban Consumers for the current year over the prior year. Mr. Ringwald's agreement also includes provision for confidentiality, indemnification, and non-competition.

Option Grants for 2001

     The following table provides information relating to option grants made by the Company during 2001 and pursuant to the Company's Stock Option Plan in January 2002 to the individuals named in the Summary Compensation Table for services rendered in 2001.

                                          Percent of
                                          Securities
                               No. of     Underlying
                             Securities      Total
                             Underlying     Options                                   Potential Realizable Value at Assumed
                              Options     Granted to   Exercise                         Rates of Stock Price Appreciations
                              Granted      Employees     Price      Expiration                 For Option Term (3)
Name                         (#)(1)(2)      (%)(2)      ($/sh)         Date           0%($)           5%($)          10%($)
----                         ----------   ----------   --------     ----------     ----------      ----------      ----------
William C. Erbey ......      141,475          8.93      $ 5.789       1/31/12      $  380,709      $1,135,195      $2,292,744

Ronald M. Faris .......      119,981         20.20      $ 5.789       1/31/12      $  322,869      $  962,728      $1,944,412
                             200,000(4)                 $ 12.55      10/31/11              --      $  252,600      $1,889,000

Robert E. Koe .........       66,526          4.20      $ 5.789       1/31/12      $  179,021      $  533,805      $1,078,120

Arthur D. Ringwald ....       60,491          3.82      $ 5.789       1/31/12      $  162,781      $  485,380      $  980,317

Mark S. Zeidman .......       50,081          5.69      $ 5.789       1/31/12      $  134,768      $  401,850      $  811,613
                              40,000(4)                 $ 12.55      10/31/11              --      $   50,520      $  377,800

John R. Erbey .........       55,119          3.48      $ 5.789       1/31/12      $  148,325      $  442,275      $  893,259


(1) All options are to purchase shares of Common Stock, and, unless otherwise noted, one-fifth vests and becomes exercisable on the date of grant and on each of January 31, 2003, 2004, 2005 and 2006.
(2) Except as noted below, indicated grants were made in January 2002. The percentage of securities underlying these options to the total number of securities underlying all options granted to employees of the Company during 2001 is based on options to purchase a total of 1,144,093 shares of Common Stock granted to employees of the Company as of January 31, 2002 under the Stock Option Plan and an additional 440,000 shares of Common Stock that were granted to employees during 2001.
(3) Assumes future prices of shares of Common Stock of $8.480, $13.813 and $21.995 at compounded rates of return of 0%, 5% and 10%, respectively, from the closing price per share on the New York Stock Exchange on December 31, 2001.
(4)  These options vest and become exercisable on October 31, 2004.

Aggregated Option Exercises in 2001 and Year-End Option Values

     The following table provides information relating to option exercises during the year 2001 by the individuals named in the Summary Compensation Table and the value of each such individual's unexercised options at December 31, 2001
(1).

                                                                Number of Securities
                                    Number of                  Underlying Unexercised          Value of Unexercised
                                     Shares                          Options at               In-the-Money Options at
                                    Acquired                    December 31, 2001 (1)          December 31, 2001 (2)
                                       on          Value     ---------------------------    ---------------------------
    Name                            Exercise     Realized    Exercisable   Unexercisable    Exercisable   Unexercisable
    ----                            --------     --------    -----------   -------------    -----------   -------------

    William C. Erbey..........          0           0          611,821        243,219         $474,676      $851,006
    John R. Erbey.............          0           0          539,005        148,253         $847,853      $555,540
    Ronald M. Faris...........          0           0          176,951        197,492         $377,306      $682,520
    Robert E. Koe.............          0           0          125,579         53,221         $ 35,804      $143,217
    Arthur D. Ringwald........          0           0           12,098         48,393         $ 32,556      $130,225
    Mark S. Zeidman...........          0           0           62,121         86,857         $168,154      $307,561

-----------------
(1) All options are to purchase shares of Common Stock. Options listed as "exercisable" consist of options which became exercisable at or within 60 days of March 15, 2002.
(2) Based on the $8.48 closing price of a share of Common Stock on the New York Stock Exchange on December 31, 2001.


Compensation Committee Interlocks and Insider Participation

     Determinations regarding compensation of the Company's employees are made by the Company's Nominating and Compensation Committee. No member of the Committee is or at any time was an employee of the Company or any subsidiary, nor did any member of the Committee have an interest in a transaction which would require disclosure hereunder or under "Certain Relationships and Related Transactions" below.

The Report of the Nominating and Compensation Committee and the Performance Graph that follows shall not be deemed to be incorporated by reference into any filings made by the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, notwithstanding any general statement contained in any such filings incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report and graph by specific reference.

Report of the Nominating and Compensation Committee

     The Nominating and Compensation Committee (the "Committee") of the Board of Directors is responsible for establishing management compensation policies and procedures to be reflected in the compensation program offered to the executive officers of the Company and the Bank. The Committee shares jurisdiction with the full Board of Directors over the administration of and grants under the Stock Option Plan.

     General Compensation Policies. The broad general salary and benefit guidelines are determined by the Committee. The Company seeks to provide executives with long-term wealth accumulation capability, conditional upon personal performance, individual service longevity and consistent high level financial performance of the Company. With respect to the Company's officers other than Mr. William C. Erbey, the Committee considered salary and bonus recommendations prepared by Mr. William C. Erbey or other executive officers to determine fiscal 2001 compensation. The salary adjustment recommendations were based on the Company's overall performance in the past year and an analysis of compensation levels necessary to maintain and attract quality personnel. It is through this process that the Company is able to compete for and retain talented executives who are critical to the Company's long-term success and align the interests of those executives with the long-term interests of the Company's shareholders.

Annual Incentive Compensation. The Company's primary incentive compensation plan for executives is the 1998 Annual Incentive Plan. Pursuant to this plan, a participant can earn cash and stock option awards in relation to the Company or a business unit attaining specified levels of increase in net earnings, return on equity, average net equity used or growth in assets, as well as in relation to individual performance. If the Company, business unit or individual performance is below certain threshold levels, no award is paid for that performance measure under the plan. Each participant has a targeted annual incentive award that is expressed as a percentage of total target compensation and varies with the participant's level of responsibility. At the executive level, 20-60% of each executive's total target compensation is at risk and payable only upon achievement of certain minimum Company and individual performance levels. The 1998 Annual Incentive Plan awards were structured so that the compensation opportunities for executives will exceed those of comparable companies when superior levels of corporate, business unit and individual performances are achieved. Conversely, when the Company, business unit and individual performance fall short of established targets, the compensation opportunities for executives are below those available at comparable companies.

     Long-Term Incentive Compensation. Prior to 1998, the Company's primary long-term compensation program had been exclusively to award stock options with deferred vesting. The objective of these options was to create a direct link between executive compensation and long-term Company performance. In determining the appropriate level of each stock-based allotment, the Committee considered the executive's contribution toward Company and Bank performance. To encourage growth in shareholder value, stock options were granted to essential management personnel who were in a position and had the responsibility to make a substantial contribution to the long-term success of the Company. The Committee believes that stock option awards help to focus attention on managing the Company from the perspective of an owner with an equity stake in the business. The Company has retained these benefits by including stock options as part of the 1998 Annual Incentive Plan.

     In May 1998, the Company's shareholders approved, and the Company made awards under, the 1998 Long-Term Incentive Plan (the "LTIP") which provided for the award of Basis Points to plan participants. Basis Points were valued based upon the Company's attainment of certain performance targets during a specified performance period. The performance targets under the LTIP were based on the attainment of specified levels of return on equity and growth in earnings per share. In the event that Basis Points were earned, they would have been paid in the form of restricted stock awards. Basis Points were awarded in 1998 and 1999. The LTIP was suspended during the first quarter of 2000 and all accrued Basis Points were cancelled.

     Other Compensation. The Compensation Committee's policy with respect to other employee benefit plans is to provide competitive benefits to employees of the Company and the Bank, including executive officers. A competitive comprehensive benefit program is essential to achieving the goal of attracting and retaining highly qualified employees.

     Tax Considerations. Under Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), the tax deduction by corporate taxpayers is limited with respect to the compensation of certain executive officers to $1 million per covered executive unless such compensation is based upon the attainment of performance objectives meeting certain regulatory criteria or is otherwise excluded from the limitation. The Company obtained shareholder approval of the 1998 Annual Incentive Plan and the LTIP in order to qualify awards under such plans as performance-based compensation under Section 162(m) of the Code. It is the Compensation Committee's intention to qualify all performance-based compensation for the exclusion from the deductibility limitation of 162(m), except in situations where qualifying compensation for the exclusion would be inconsistent with the overall best interest of the Company.

     Chief Executive Officer Compensation. In determining the overall compensation package for the Chief Executive Officer, the Committee considered the performance of the Chief Executive Officer and the financial performance achieved by the Company during the past fiscal year.

                                       Nominating and Compensation Committee:

                                         W.C. Martin, Chairman
                                         Hon. Thomas F. Lewis, Director
March 29, 2002

                      COMPARISON OF CUMULATIVE TOTAL RETURN

     The following graph compares the cumulative total return on the Common Stock of the Company since December 31, 1996 with the cumulative total return on the stocks included in (i) the Standard & Poor's 500 Market Index, (ii) the Nasdaq Stock Market (United States), and (iii) the Standard & Poor's Financial (Diversified) 500 Market Index.

                             [GRAPHIC CHART OMITTED]

                                                                      Period Ending
                                         ------------------------------------------------------------------------
Index                                       12/31/96    12/31/97    12/31/98    12/31/99    12/31/00    12/31/01
-----------------------------------------------------------------------------------------------------------------
Ocwen Financial Corporation                   100.00      190.19       92.05       46.73       47.66       63.40
S&P 500                                       100.00      133.37      171.44      207.52      188.62      166.22
NASDAQ - Total US*                            100.00      122.48      172.68      320.89      193.01      153.15
S&P Diversified Financial Index               100.00      157.65      206.33      215.10      303.68      241.76

     The above graph represents $100 invested in Common Stock on December 31, 1996 at the closing price of $26.75 per share on that date and in each index on such date. The Common Stock was quoted on the Nasdaq Stock Market's National Market from September 25, 1996 through July 31, 1997 and has been listed on the New York Stock Exchange since August 1, 1997.

               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITOR
                                 (Proposal Two)

     The Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, independent certified public accountants, to be the Company's independent auditor for the year ending December 31, 2002, and has further directed that the selection of the auditor be submitted for ratification by the shareholders at the Annual Meeting.

     Representatives of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

The Board of Directors unanimously recommends that shareholders vote FOR the appointment of PricewaterhouseCoopers LLP as the independent auditor for 2002.

The Audit Committee Report that follows shall not be deemed to be incorporated by reference into any filing made by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, notwithstanding any general statement contained in such filing incorporating this Proxy Statement by reference, except to the extent the Company incorporates such Report by specific reference.

Report of the Audit Committee

The Audit Committee of the Board of Directors has:

o Reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2001;
o Discussed with PricewaterhouseCoopers LLP, the Company's independent auditor, the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees"; and
o Received and reviewed the written disclosures and the letter from PricewaterhouseCoopers LLP required by the Independence Standards Board's Independence Standard No. 1, "Independence Discussions with Audit Committees" and discussed with PricewaterhouseCoopers LLP their independence.

In reliance on the review and discussion referred to above, the Committee recommends to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                   Audit Fees

According to the statements made by PricewaterhouseCoopers LLP, their aggregate fees billed to the Company during 2001 are as follows:

         Audit and review of the Company's financial statements    $1,122,618
         Financial Information Systems design and implementation            0
         All other services                                           716,636(1)

(1) Of this amount, a total of $344,704 is auditing and accounting related; $232,498 for required reports under auditor standards for subsidiary audits, benefit plan audits, and servicing reports; and $112,206 for tax related matters. In considering the independence of PricewaterhouseCoopers LLP, the Audit Committee of the Board of Directors took into consideration the amount and nature of these fees.

                                       Audit Committee:

                                         W. C. Martin, Chairman
                                         Hon. Thomas F. Lewis, Director
                                         Barry N. Wish, Director

                              SHAREHOLDER PROPOSALS

     At the Annual Meeting the Company may exercise discretionary authority when voting on a shareholder proposal that is not included as an agenda item in this Proxy Statement if the proposal was received by the Company after February 13, 2002 and the proposal is properly presented at the Annual Meeting. The Company did not receive notice of any shareholder proposal or nomination relating to the Annual Meeting.

     Any proposal which a shareholder desires to have included in the proxy materials of the Company relating to the next annual meeting of shareholders, which is scheduled to be held in May 2003 (the "2003 Annual Meeting"), must be received at the executive offices of the Company no later than December 1, 2002. All proposals and nominations should be directed to John R. Erbey, Secretary, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401. It is urged that any shareholder proposal or nomination be sent certified mail, return-receipt requested. If notice of a shareholder proposal relating to the 2003 Annual Meeting is received by the Company after February 12, 2003 and the proposal is properly presented at the 2003 Annual Meeting, the Company will be able to exercise discretionary authority when voting on the proposal. If notice of a shareholder proposal is received on or prior to February 12, 2003, the proposal is not included as an agenda item in the proxy statement and proxy card furnished to shareholders in connection with the 2003 Annual Meeting (the "2003 Proxy Statement"), and the proposal is properly presented at the 2003 Annual Meeting, the Company may exercise discretionary authority when voting on the proposal if in the 2003 Proxy Statement the Company advises shareholders on the nature of the proposal and how the Company intends to vote on the proposal, unless the shareholder satisfies certain requirements of the SEC, including mailing a separate proxy statement to the Company's shareholders.

                                 ANNUAL REPORTS

     A copy of the Company's Annual Report to Shareholders for the year ended December 31, 2001 was mailed to shareholders entitled to notice of the Annual Meeting commencing on or about March 29, 2002. Such report is not part of the proxy solicitation materials.

     The Company will furnish without charge to each person whose proxy is solicited and to each person who represents that as of the record date for the meeting he or she was a beneficial owner of shares entitled to vote at the meeting, on written request, a copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2001 required to be filed by the Company with the SEC under the Exchange Act. Such requests should be directed to Investor Relations, Ocwen Financial Corporation, 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401, telephone number (561) 682-8400. Such report is not part of the proxy solicitation materials.


                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the Proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the person or persons appointed as proxies.

     The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                          OCWEN FINANCIAL CORPORATION
                        1675 Palm Beach Lakes Boulevard
                         West Palm Beach, Florida 33401

                                REVOCABLE PROXY

THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
OCWEN FINANCIAL CORPORATION, FOR USE ONLY AT THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2002 AND AT ANY ADJORNMENT THEREOF.

          The undersigned hereby appoints John R. Erbey, William C. Erbey, Ronald M. Faris or any of them, as proxy, with full powers of substitution and hereby authorizes them to represent and vote, as designated below, all the shares of Common Stock of Ocwen Financial Corporation (the "Company") held of record by the undersigned on March 15, 2002 at the Annual Meeting of Shareholders to be held at the offices of the Company located at 1675 Palm Beach Lakes Boulevard, West Palm Beach, Florida 33401 on Thursday, May 16, 2002 at 9:00 a.m., Eastern Time, and at any adjournment thereof.

          Shares of Common Stock of the Company will be voted as specified. If not otherwise specified, this proxy will be noted FOR the election of each of the Board of Directors' nominees to the Board of Directors and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as independent auditor. You may revoke this proxy at any time prior to the time it is voted at the Annual Meeting.

          The Undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders of Ocwen Financial Corporation to be held on May 16, 2002, or any adjournment thereof, a Proxy Statement for the Annual Meeting and the 2001 Annual Report to Shareholders of the Company prior to the signing of this proxy.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE ADDRESSED TO: AMERICAN STOCK TRANSFER & TRUST COMPANY, 59 MAIDEN LANE, NEW YORK, N.Y. 10038

           (Continued and to be dated and signed on the reverse side)

            |    Please Detach and Mail in the Envelope Provided    |
           ---                                                     ---

A  [X] Please mark your votes in this
       example using dark ink only.

               FOR all nominees         WITHHOLD AUTHORITY to
               listed at right (except  vote for all nominees
               as marked to the         listed at right
               contrary below)

1. ELECTION OF      [ ]            [ ]       NOMINEES: William C. Erbey
   DIRECTORS.                                          Hon. Thomas F. Lewis
                                                       W.C. Martin
                                                       Barry N. Wish.
(INSTRUCTION: To withhold authority to vote for any individual nominee, mark the "FOR" box and write that nominee's name in the space provided below.)

-----------------------------------------------
                                                       FOR     AGAINST  ABSTAIN

2. RATIFICATION OF THE APPOINTMENT BY                  [ ]       [ ]       [ ]
   BOARD OF DIRECTORS OF PRICEWATERHOUSECOOPERS
   LLP AS THE INDEPENDENT AUDITOR OF THE COMPANY FOR THE YEAR ENDING
   DECEMBER 31, 2002.

3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

        PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING          [ ]

        CHANGE OF ADDRESS AND/OR COMMENTS MARK HERE             [ ]

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature(s)______________________   ______________________ Date:________, 2002

Note: Please sign exactly as your name(s) appear(s) on this Proxy. When signing in a representative capacity, please give title. When shares are held jointly, both should sign.